Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-260696, 333-260697, 333-263892, 333-270456, 333-277866, and 333-285723 on Form S-8 and No. 333-288434 on Form S-3 of our report dated March 30, 2026, relating to the financial statements of Allbirds, Inc., appearing in the Annual Report on Form 10-K of Allbirds, Inc. for the year ended December 31, 2025.

March 30, 2026
/s/ Deloitte & Touche LLP
San Francisco, California